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                                                                  Exhibit 23.2



             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM



UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated August 10, 2004, for the Crawford Prospect Area, Pennsylvania; its Geologic Evaluation, dated August 10, 2004, for the Fayette Prospect Area, Pennsylvania; its Geologic Evaluation, dated August 10, 2004, for the Armstrong Prospect Area, Pennsylvania; and its Geologic Evaluation, dated August 10, 2004, for the McKean Prospect Area, Pennsylvania in the Registration Statement and any supplements there to, including post-effective amendments, for Atlas America Public
#14-2004 Program, and to all references to UEDC as having prepared such report and as an expert concerning such report.








UEDC, Inc.



/s/ Robin Anthony
------------------------------- ----------------------------
Robin Anthony                   August 10, 2004
Geologist                       Pittsburgh, Pennsylvania